[letterhead]



                         DEPARTMENT OF VETERANS AFFAIRS
                                 Regional Office
                        252 Seventh Avenue at 24th Street

                               New York, NY 10001

June 17, 1993


In Reply Refer To: Community Home Mortgage Corporation
Attn: Daniel Silverman 510 Broad Hollow Road
Mellville, NY 11747


Dear Mr. Silverman:


We are pleased to advise you that we will accept Prior Approval Loan Applications from your firm as a participating lender.

Your office has been added to our mailing list so that all future Loan  Guaranty
Bulletins,   External   Issues  and  other   materials   from  our  office  will
automatically be mailed to you.

Supplies, according to your needs, should be requested by letter from our Publications Unit, Department of Veterans Affairs, 252 Seventh Avenue, New York, NY 10001. Enclosed is the new Lender's Handbook and a sample on how to put VA packages together.

To expedite the processing of your cases, you are requested to carefully and accurately complete each document submitted and to sign all documents in the same manner as in your application. We will be pleased to give you any assistance possible in the proper completion of our forms and in submitting applications.

We urge you to use our staff for training purposes. We will train your processors in completing the necessary VA forms. Just call our office, (212) 620-6616, Mrs. Beatrice Neil, for an appointment.

Sincerely yours,

/s/ Gerard Prizeman

GERARD PRIZEMAN
Loan Guaranty Officer
Enclosures